EXHIBIT D

                                             October 21, 1994




The Purchasers Under the
  Investment Agreement Dated
  October 21, 1994
c/o The Huff Alternative Income Fund, L.P.
30 Schuyler Place
Morristown, New Jersey  07960

Gentlemen:

          In order to induce you to consummate the closing under the investment agreement dated October 21, 1994 among American
Communications Services, Inc. (the "Company") and you, the undersigned agree as follows:

          1.   Co-Sale.  If, at any time prior to the
consummation of a Qualifying Offering (as defined in the certificate of resolution relating to the Company's 9% Series A Convertible Preferred Stock), either of the undersigned or any of the undersigned's affiliates (as that term is used in the rules and regulations under the Securities Exchange Act of 1934 (the "Securities Rules")) or associates (as that term is used in the Securities Rules) (collectively, the "Section 1 Seller") sells or agrees to sell any shares of common stock of the Company beneficially owned (as that term is used in the Securities Rules) by him or them to someone other than the Company or any of its subsidiaries, the Section 1 Seller shall cause the purchaser to offer to purchase from each of you, at a price per share not less than the price per share at which the Section 1 Seller shall have sold or agreed to sell his shares and otherwise on the same terms as those on which the Section 1 Seller shall have sold or agreed to sell his shares, a number of shares equal to the fraction of the number of shares of which you acquire beneficial ownership under the Investment Agreement referred to above determined by dividing the number of shares the Section 1 Seller is selling by the total number of shares the Section 1 Seller beneficially owns on the date of this letter agreement.

          2. First Refusal. If, at any time prior to the consummation of a Qualifying Offering, either of the undersigned or any of the undersigned's affiliates or associates (collectively, the "Section 2 Seller") receives from a third party, and wishes to accept, a bona fide offer to purchase shares of common stock of the Company the Section 2 Seller beneficially owns (but excluding shares acquired in open-market purchases after the date of this letter agreement) (the "Offered Shares"), the Section 2 Seller shall give notice to each of you (stating the number of Offered Shares, the name and address of the offeror and the terms and conditions of the offer) and you shall have the option to purchase, on the same terms as those offered by the third party, all (but not fewer than all) the Offered Shares (in such proportions among you as you shall agree, or, absent an agreement, in the proportions in which each of you that wishes to purchase the Offered Shares acquires beneficial ownership of shares of common stock of the Company under the Investment Agreement referred to above). This option shall be exercisable by notice given to the Section 2 Seller within 10 days after the date of receipt of the notice to each of you. If you do not exercise the option to purchase all the Offered Shares, at any time within 60 days after the expiration of the option, the
Section 2 Seller may transfer all (but not fewer than all) the Offered Shares to the third party offeror at the price and on the terms and conditions stated in the offer (but, if the transfer to the third party is not made within that 60-day period, those shares shall again be subject to this section 2). Your rights under this section 2 shall be in addition to, and shall not limit, your rights under section 1.

          3. Family Transfers. Nothing in this letter agreement shall be deemed to restrict the transfer of any securities by the undersigned or the undersigned's affiliates or associates to their respective family members (within the meaning of the Securities Rules) or the transfer of any securities by will or the laws of descent and distribution, as long as the transferee agrees in writing to be bound by the provisions of this agreement as if the transferee were one of the undersigned.

          4. Legend. At all times prior to the consummation of a Qualifying Offering, each certificate representing shares of common stock of the Company the undersigned beneficially own shall bear the following legend:

          "The shares represented by this certificate are subject to an agreement dated October 21, 1994, a copy of which is on file at the office of the Company."

Prior to the consummation of a Qualifying Offering, the Company shall not issue any certificate evidencing any such shares that does not bear that legend.

          5. Notices. Any notices and other communications under this letter agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given under this letter agreement):

               (a) if to the Company or one of the undersigned, to that party at:

               600 Hunter Drive
               Suite 301
               Oak Brook, Illinois 60521
               Fax No. (708) 573-1831

               with a copy to:

               Ross & Hardies
               Park Avenue Tower
               65 East 55th Street
               New York, New York 10022-3215
               Attention:  Kevin T. Collins, Esq.
               Fax No. (212) 421-5682

               (b)  if to you, to you at:

               c/o The Huff Alternative Income Fund, L.P.
               30 Schuyler Place
               Morristown, New Jersey 07960
               Fax No. (201) 984-5818

               Attention:  Ms. Donna B. Charlton

All such notices and communications shall be deemed received upon
(a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

          6. Governing Law. This letter agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in New York.

          7. Equitable Relief. The parties acknowledge that the remedy at law for breach of this letter agreement may be inadequate and that, in addition to any other remedy a party may have for a breach of this agreement, that party may be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security. The remedy provided in this section 6 is in addition to, and not in lieu of, any other rights or remedies a party may have.

          8. Entire Agreement. This letter agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them with respect to that subject matter, may not by changed or terminated orally and any amendment or modification must be in writing and signed by the party to be charged.

          Please acknowledge your agreement with the foregoing by executing this letter agreement in the spaces provided below.

                              /s/ Anthony J. Pompliano
                              Anthony J. Pompliano


                              /s/ Richard A. Kozak
                              Richard A. Kozak

Agreed to and accepted as
to the second sentence of
section 4 only:

AMERICAN COMMUNICATIONS
  SERVICES, INC.

By:     /s/ Richard A. Kozak
        Richard A. Kozak


Agreed to and accepted:

THE HUFF ALTERNATIVE
  INCOME FUND, L.P.

By:  WRH PARTNERS, L.L.C.
     General Partner

By:  PALADIN COURT CO., INC.
     General Manager

                               *
By:
     William R. Huff
     President

* By:   /s/ Joseph R. Thornton
        Joseph R. Thornton
        Attorney-in-Fact